EXHIBIT 99.1

American Science and Engineering, Inc. Reports Results for

First Quarter Fiscal Year 2014 and Declares a Quarterly Dividend

•                  Earnings per Share Reported at $0.62, a 32% Increase Year-Over-Year

•                  Strong Operating Income Margin at 17%

•                  Completed Fourth $35 Million Share Repurchase Plan

BILLERICA, Mass. — August 5, 2013 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray detection solutions, today reports its financial results for the first quarter of fiscal year 2014 ended June 30, 2013. The Company is reporting revenues of $43,084,000 as compared with revenues of $47,344,000 for the first quarter of fiscal year 2013, net income of $4,865,000 as compared with net income of $4,202,000 for the first quarter of fiscal year 2013, and earnings per share of $0.62 as compared with earnings per share of $0.47 for the first quarter of fiscal year 2013.

The Company is reporting $29,914,000 in bookings for the first quarter of fiscal year 2014 as compared with $41,634,000 in bookings for the first quarter of the prior fiscal year. Backlog at June 30, 2013 decreased 7% to $173,031,000 as compared to the backlog of $186,861,000 at June 30, 2012.

“I am pleased with the operational performance of the business reflected in the year-over-year improvement in EPS and operating income on reduced revenues,” said Chuck Dougherty, AS&E’s President and Chief Executive Officer. “While we continue to see some short-term order volatility, we are encouraged by the positive trends we see in the current activity levels of our core markets. The results of the Company’s restructuring and cost-containment efforts are clearly indicated in our operating results.”

“We made structural realignments to better serve our customer base with the recently announced Customer Development and Support Organization which includes Global Sales, Field Service, and Customer Program Management functions,” continued Mr. Dougherty. “We believe this will be a critical driver in heightening our customer focus and is just the first step in terms of strengthening our presence in key application and geographic markets where we’re not significant players today.”

Continuing with its dividend program started in August 2007, the Company is declaring a quarterly cash dividend of $0.50 per share, payable on September 3, 2013 to the holders of record at the close of business on August 19, 2013.

The Company has also completed its fourth $35 million share repurchase program during the quarter.  In May 2013, the Board of Directors authorized the fifth $35 million share repurchase program, which would commence following the completion of the fourth program.  Under the fifth program, the Company is authorized to repurchase the Company’s common stock from time to time on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased will be determined based on an evaluation of market conditions and other factors. The Company has implemented a Rule 10b5-1 trading plan to make such purchases, which permits shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be funded with cash on hand.

Chuck Dougherty, President and Chief Executive Officer, and Ken Galaznik, Senior Vice President, Chief Financial Officer and Treasurer, will host a conference call and simultaneous audio webcast on Monday, August 5, 2013 at 4:30 p.m. ET to discuss the results and respond to questions.  To participate in the conference call, please dial 1-877-303-9143 at least 10 minutes prior to its starting time. For international participants, please dial 1-760-536-5194. The conference identification number is 21309416. You will be placed on hold until the conference call is ready to begin.  The live audio webcast can be accessed through the investor relations section of the Company’s website at http://ir.as-e.com/events.cfm.

An audio replay of the teleconference will be available, in its entirety, starting Monday August 5, 2013 at 7:30 p.m. ET for a 48-hour period by dialing 1-855-859-2056. Internationally, please dial 1-404-537-3406. The conference identification number is 21309416. The replay will also be available through the Company’s web site at http://ir.as-e.com/events.cfm.

About AS&E

American Science and Engineering, Inc. (AS&E) is the trusted global provider of threat and contraband detection solutions for ports, borders, military, critical infrastructure, law enforcement, and aviation. With over 50 years of experience, AS&E offers proven, advanced, X-ray inspection systems to combat terrorism, drug smuggling, illegal immigration and trade fraud. AS&E systems are designed in a variety of configurations for cargo and vehicle inspection, parcel inspection, and personnel screening. Using a combination of technologies, these systems provide superior detection capabilities, with high-energy, dual-energy, and Z Backscatter™ X-rays — pioneered by AS&E. Learn more about AS&E products and technologies at www.as-e.com.

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

978-262-8828

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.  Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on United States government contracting as well as international customers.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended
	June 30, 2013	June 30, 2012
Total net sales and contract revenues	$43,084	$47,344

Total cost of sales and contracts	23,937	25,871
Gross profit	19,147	21,473

Expenses:
Selling, general and administrative expenses	7,409	7,998
Research and development costs	4,414	7,115
Total operating expenses	11,823	15,113

Operating income	7,324	6,360
Interest and other income (expense), net	(8)	7
Income before provision for income taxes	7,316	6,367
Provision for income taxes	2,451	2,165

Net income	$4,865	$4,202

Income per share - Basic	$0.62	$0.47
Income per share - Diluted	$0.62	$0.47

Weighted average shares - Basic	7,842	8,853
Weighted average shares - Diluted	7,882	8,905

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2013	March 31, 2013
Assets
Current assets:
Cash and cash equivalents	$82,062	$40,418
Restricted cash and investments	14,455	12,618
Short-term investments, at fair value	60,412	108,546
Accounts receivable, net	25,269	28,477
Unbilled costs and fees	5,230	4,875
Inventories, net	50,375	48,051
Other current assets	9,826	11,984
Total current assets	247,629	254,969

Non-current assets:
Building, equipment and leasehold improvements, net	15,867	16,451
Restricted cash and investments	859	899
Other assets	9,329	9,130
Total assets	$273,684	$281,449
Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$9,004	$8,371
Customer deposits	20,965	16,199
Deferred revenue	15,107	15,770
Other current liabilities	26,395	28,148
Total current liabilities	71,471	68,488

Non-current liabilities:
Lease financing liability	2,539	2,914
Other non-current liabilities	5,029	5,802
Total liabilities	79,039	77,204

Stockholders’ equity	194,645	204,245
Total liabilities and stockholders’ equity	$273,684	$281,449

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net income	$4,865	$4,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,291	1,246
Provisions for contracts, inventory and accounts receivable reserves	32	949
Amortization of bond premium	470	769
Stock compensation expense	308	258

Changes in assets and liabilities:
Accounts receivable	3,139	(1,153)
Unbilled costs and fees	(355)	(5,313)
Inventories	(2,287)	387
Prepaid expenses and other assets	1,959	2,333
Accounts payable	633	(302)
Accrued income taxes	844	—
Customer deposits	4,766	2,469
Deferred revenue	(1,373)	(1,733)
Accrued expenses and other liabilities	(2,666)	(1,028)
Net cash provided by operating activities	11,626	3,084

Cash flows from investing activities:
Purchases of short-term investments	—	(31,513)
Proceeds from sales and maturities of short-term investments	47,638	37,341
Purchases of property and equipment, net	(707)	(1,114)
Net cash provided by investing activities	46,931	4,714

Cash flows from financing activities:
(Increase) decrease in restricted cash and investments	(1,797)	1,477
Proceeds from exercise of stock options	1,452	112
Repurchase of shares of common stock	(12,306)	(19,591)
Repayment of leasehold financing liability	(369)	(333)
Payment of common stock dividend	(3,893)	(4,474)
Net cash used for financing activities	(16,913)	(22,809)

Net increase (decrease) in cash and cash equivalents	41,644	(15,011)
Cash and cash equivalents at beginning of period	40,418	24,369
Cash and cash equivalents at end of period	$82,062	$9,358

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